SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

UNIFI, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

7201 West Friendly Avenue

Greensboro, North Carolina 27410

September 23, 2002

TO THE SHAREHOLDERS OF
  UNIFI, INC.

      The Annual Meeting of the Shareholders of your Company will be held at 10:00 A.M. Eastern Daylight Savings Time on Wednesday, October 23, 2002, at the Company’s corporate headquarters at 7201 West Friendly Avenue, Greensboro, North Carolina. The Notice of the Annual Meeting and the Proxy Statement containing detailed information about the business to be transacted at the meeting, as well as a form of proxy, are enclosed.

      Detailed information relating to the Company’s activities and operating performance is contained in our 2002 Annual Report on Form 10-K, which is also enclosed.

      You are cordially invited to attend the Annual Meeting of the Shareholders in person. We would appreciate your signing and returning your proxy in the enclosed postage-paid return envelope so that your shares can be voted in the event you are unable to attend the meeting. Your proxy will be returned to you if you are present at the meeting and so request.

Sincerely,

Brian R. Parke
President and Chief Executive Officer

7201 West Friendly Avenue

Greensboro, North Carolina 27410

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 23, 2002

TO THE SHAREHOLDERS OF UNIFI, INC.:

      The Annual Meeting of Shareholders of Unifi, Inc. will be held at the Company’s corporate headquarters at 7201 West Friendly Avenue, Greensboro, North Carolina, on Wednesday, October 23, 2002, at 10:00 A.M. Eastern Daylight Savings Time, for the following purposes:

1.	To adopt and approve an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors so that each Director would stand for re-election on an annual basis.

2.	To elect ten (10) Directors to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified in the event Proposal 1 is adopted and approved.

3.	Alternatively, to elect three (3) Class 2 Directors to serve until their terms expire at the 2005 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified in the event Proposal 1 is not adopted and approved.

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors, under the provisions of the Bylaws, has fixed the close of business on September 12, 2002, as the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof. The transfer books of the Company will not be closed.

      YOUR VOTE IS IMPORTANT and the Board of Directors would appreciate your signing and returning the accompanying proxy card promptly. A proxy may be revoked by the Shareholder at any time before it is exercised.

BY ORDER OF THE BOARD OF DIRECTORS:

Charles F. McCoy
Vice President, Secretary and General Counsel

Greensboro, North Carolina

September 23, 2002

7201 West Friendly Avenue

Greensboro, North Carolina 27410

PROXY STATEMENT

SOLICITATION OF PROXIES

      This solicitation of the enclosed proxy is made by the Board of Directors (the “Board”) of Unifi, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held Wednesday, October 23, 2002, at 10:00 A.M. Eastern Daylight Savings Time, at the Company’s corporate headquarters located at 7201 West Friendly Avenue, Greensboro, North Carolina, or at any adjournment or adjournments thereof. This statement and the form proxy will first be mailed to the Shareholders entitled to notice of the Annual Meeting of Shareholders on or about September 23, 2002.

      The expense of this solicitation will be borne by the Company. Solicitations of proxies may be made in person, by mail or by telephone, telegraph or electronic means by Directors, officers and regular employees of the Company who will not be specially compensated in such regard. In addition, the Company has retained D. F. King & Company to assist in the solicitation of proxies and will pay such firm a fee estimated not to exceed $6,500 plus reimbursement of expenses. Arrangements will be made with brokers, nominees and fiduciaries to send proxies and proxy materials, at the Company’s expense, to their principals.

      The Company’s common stock, par value $.10 per share is the only type of stock of the Company. Shareholders of record, as of the close of business on September 12, 2002, will be entitled to notice of and to vote at the meeting or any adjournment thereof. On September 4, 2002, the Company had outstanding 53,850,841 shares of its common stock. Each share of the Company’s common stock entitles the holder to one vote with respect to all matters coming before the meeting and all of such shares vote as a single class.

      All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made with respect to the matter to be acted upon, the shares represented by the proxies will be voted (i) in favor of Proposal No. 1, the amendment to the Company’s Restated Certificate of Incorporation declassifying the Board of Directors, (ii) if Proposal No. 1 is approved, in favor of Proposal No. 2, to elect the ten (10) nominees for Director, (iii) if Proposal No. 1 is not approved, in favor of Proposal No. 3 to elect the three (3) nominees as Class 2 Directors, and (iv) in the discretion of the proxy holders on any other matters presented at the Annual Meeting of Shareholders. If the enclosed form of proxy is executed and returned it may, nevertheless, be revoked at any time before it is voted by written notice to the Secretary of the Company or by the Shareholder personally attending and voting his or her shares at the meeting.

VOTING OF SHARES

      The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy at this meeting, will constitute a quorum for the transaction of business. New York law and the Company’s By-Laws require the presence of a quorum at Annual Meetings of Shareholders. Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

      Each share represented is entitled to one vote on all matters properly brought before the meeting. Please specify your choice by marking the appropriate boxes on the enclosed proxy card and signing it. Directors shall be elected by a plurality of the votes cast by the Shareholders at a meeting in which a quorum was present. Therefore, shares not voted and broker non-votes will have no affect on the election of Directors.

      The proposed amendment to the Company’s Restated Certificate of Incorporation must receive the affirmative vote of a majority of the outstanding shares of common stock of the Company. A properly executed proxy card marked “Abstain” with respect to this proposal will not be voted. In addition, broker non-votes will not be voted with respect to this proposal. Accordingly, abstentions and broker non-votes will have the effect of a vote “Against” the proposal to amend the Company’s Restated Certificate of Incorporation.

INFORMATION RELATING TO PRINCIPAL SECURITY HOLDERS

      The following table sets forth information, as of September 4, 2002 (unless otherwise set forth in the footnotes), with respect to each person known or believed by the Company to be the beneficial owner, having sole voting and/or investment power (other than as set forth below) of more than five percent (5%) of the Company’s common stock.

Name and Address of	Amount and Nature	Percent of
Beneficial Owner	Beneficially Owned(1)	Class

Dimensional Fund Advisors Inc. (2)
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401	3,268,700	6.1%

Merrill Lynch & Co., Inc. (3)
4 World Financial Center
New York, NY 10080	4,182,261	7.8%

T. Rowe Price Associates, Inc. (4)
100 East Pratt Street
Baltimore, MD 21202	3,495,400	6.4%

(1)	“Beneficial Ownership,” for purposes of the table, is determined according to the meaning of applicable securities regulations and based on a review of reports filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of such date.

(2)	As indicated in its Schedule 13G/A, filed February 12, 2002, Dimensional Fund Advisors Inc., an investment advisor under Section 203 of the Investment Advisors Act of 1940, may be deemed to beneficially own 3,268,700 shares by virtue of having sole voting and dispositive power over 3,268,700 shares.

(3)	As indicated in its Schedule 13G/A, filed February 5, 2002, Merrill Lynch & Co. and certain of its subsidiaries, may be deemed to beneficially own 4,182,261 shares by virtue of having shared voting power and shared dispositive power over 4,182,261 shares.

(4)	As indicated in its Schedule 13G, filed February 13, 2002, T. Rowe Price Associates, Inc., may be deemed to beneficially own 3,495,400 shares by virtue of having sole voting power over 1,041,100 shares and sole dispositive power over 3,495,400 shares.

PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION

TO DECLASSIFY THE BOARD OF DIRECTORS
(Item 1 on the Proxy Card)

      The Company’s Restated Certificate of Incorporation, currently in effect, provides that the Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, with each class having a three-year term. The Board of Directors has unanimously adopted resolutions, subject to Shareholder approval, deleting Article Seventh of the Company’s Restated Certificate of Incorporation in its entirety and replacing it with a new Article Seventh that would provide for a declassified Board of Directors, such that all Directors will be elected annually, with a minimum of nine (9) members (the “Proposal” or the “Proposed Amendment”). The Board of Directors currently has ten (10) members. The Proposal would not change the present number of Directors.

      The adoption by the Company – and many other major corporations – of a classified board reflects widespread concern over hostile and non-negotiated attempts to acquire corporations to the disadvantage of shareholders. A classified board has been widely viewed as discouraging proxy contests for the election of directors, or acquisitions of substantial blocks of stock, by a person or group seeking to acquire control of a company, because the extended and staggered terms of directors could operate to prevent changing the composition of, or the acquisition of control of, the board in a relatively short period of time. In a hostile takeover attempt, for example, a classified board may encourage a person seeking control of a company to initiate arm’s length discussions with the board of directors of that company, which may be in a position to negotiate a higher price or more favorable terms for shareholders or to try and prevent a takeover that such board of directors believes is not in the best interest of the shareholders.

      A classified board has also been viewed as promoting stability and may help to maintain a greater continuity of experience because the majority of directors at any given time will have at least one year of experience with a company. This continuity may assist a company in long-term strategic planning.

      Some investors have, however, come to view classified boards as having the effect of insulating directors from being accountable to a corporation’s shareholders. A classified board of directors, for example, limits the ability of shareholders to elect all directors on an annual basis and exercise influence over a company, and may discourage proxy contests in which shareholders have an opportunity to vote for a competing slate of nominees. The election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for its implementation of those policies.

      After due consideration of the various arguments for and against a classified board, the Board of Directors determined to propose declassifying the Board. This determination by the Board is in furtherance of its goal of ensuring that the Company’s corporate governance policies maximize management accountability to the Shareholders and will allow Shareholders the opportunity each year to register their views on the performance of the Board of Directors. The Board of Directors has unanimously approved the Proposed Amendment declassifying the organization of the Board of Directors and, if approved by the requisite vote of the Shareholders as set forth below, the Restated Certificate of Incorporation shall be amended to declassify the Board of Directors. The Board of Directors will amend the By-Laws to the extent necessary to make them consistent with the amendment to the Restated Certificate of Incorporation.

      If the Shareholders approve the Proposal, then all Directors of the Company will be reelected annually beginning at this 2002 Annual Meeting of Shareholders. This amendment is permitted under New York law and is consistent with the rules of the New York Stock Exchange (the “NYSE”). The full text of the Proposed Amendment is attached to this Proxy Statement as Exhibit A. The Shareholders are urged to carefully read Exhibit A.

      Adoption of this Proposal requires the affirmative vote of the holders of a majority of the shares of common stock of the Company outstanding and entitled to vote at the 2002 Annual Meeting of the Shareholders.

      The Board of Directors recommends that the Shareholders vote in favor of the Proposed Amendment to the Company’s Restated Certificate of Incorporation.

ELECTION OF DIRECTORS

(Item 2 on the Proxy Card)

General Information —

      The Board of Directors presently consists of ten (10) members and, prior to the adoption of the Proposed Amendment to the Company’s Restated Certificate of Incorporation, is divided into three (3) classes. Classes 1 and 2 each consist of three (3) Directors and Class 3 consists of four (4) Directors. The term of each class is staggered so that the term of one class expires at each Annual Meeting of Shareholders. Directors hold office until the Annual Meeting of Shareholders for the year in which his or her term expires and until his or her successor shall be elected and qualified, subject to his or her prior death, resignation, retirement or removal from office.

      If the Shareholders approve the Proposed Amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors, all ten (10) members of the Board will be up for re-election at this Annual Meeting of Shareholders. However, if the Shareholders do not approve the Proposed Amendment, then the term of office of the current Directors serving as Class 2 Directors will expire at this Annual Meeting of Shareholders and the term of office for the current Directors serving in Class 3 and Class 1 will expire at the 2003 and 2004 Annual Meetings of Shareholders, respectively.

      All the nominees for election are presently serving and have consented to be named in this proxy statement and to serve, if elected. Although the Board of Directors expects that each of the nominees will be available for election, in the event a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy.

      Set forth below is the name of each nominee for election to the Board of Directors, as well as each such person’s age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company by which such person is employed, the period during which such person has served as Director, all positions and offices that such person holds with the Company and such person’s directorships in other companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or companies registered as an investment company under the Investment Company Act of 1940.

NOMINEES FOR ELECTION AS DIRECTORS

      If the Shareholders approve the Proposed Amendment, the ten (10) Directors standing for election this year to hold office until the 2003 Annual Meeting of Shareholders and until his or her successor is elected are:

      WILLIAM J. ARMFIELD, IV (67), President of Spotswood Capital, Greensboro, North Carolina. He was a Director and President of Macfield, Inc., a textile company in North Carolina, from 1970 until August 1991, when Macfield, Inc. merged with and into Unifi, Inc. He was an Executive Officer and a Director of the Company from 1991 to December of 1995. He was again elected a Director of the Company by the Board of Directors as of May 24, 2001 and by the Shareholders on October 25, 2001. He is also a member of the Company’s Audit Committee.

      R. WILEY BOURNE, JR., (65), Retired Vice-Chairman and Executive Vice President of Eastman Chemical Company, Kingsport, Tennessee. He serves on the boards of the East Tennessee State University Foundation and School of Medicine, and on the Board of Trustees of Tennessee Wesleyan College. He has been a Director of the Company since 1997, and is a member of the Company’s Corporate Governance Committee and Audit Committee (Chair).

      CHARLES R. CARTER, (70), Retired Minister of the Forest Hills Presbyterian Church, High Point, North Carolina, which position he held from 1967 to 1997. He has been a Director of the Company since 1982, and is a member of the Company’s Compensation Committee and Corporate Governance Committee (Chair).

      SUE W. COLE (51), President and Chief Executive Officer, U.S. Trust Company of North Carolina. She also serves as a member of the Board of Directors of U.S. Trust Company of North Carolina and Martin Marietta Materials, Inc. She joined NC Trust Company (predecessor to U.S. Trust) in 1987. She serves as a Trustee of the University of North Carolina at Greensboro; and as a Director, member of Executive Committee, and First Vice Chair of North Carolina Citizens for Business and Industry. She was elected a Director of the Company by the Board of Directors as of May 24, 2001 and by the Shareholders on October 25, 2001. She is also a member of the Company’s Compensation Committee.

      J.B. DAVIS, (58), President and Chief Executive Officer of Klaussner-Furniture Industries, Inc., Asheboro, North Carolina. He has been an Executive Officer and Director of Klaussner Furniture Industries, Inc. since February 1970 and was elected as President and Chief Executive Officer in 1981. He has been a Director of the Company since 1996, and is a member of the Company’s Corporate Governance Committee.

      KENNETH G. LANGONE, (67), Investment Banker, President and Chief Executive Officer of Invemed Associates, LLC, an investment banking firm, New York, New York, since 1974. He is a Director of ChoicePoint Inc., General Electric Company, The Home Depot, Inc., YUM! Brands, Inc. and the New York Stock Exchange. He has been a Director of the Company since 1969, and is a member of the Company’s Compensation Committee.

      DONALD F. ORR, (59), Chairman of Sweet Pea Capital, Greensboro, North Carolina, an investment capital firm, which was formed in November, 1978. He serves as Chairman of the Moses H. Cone Health System, as Chairman of the Advisory Board of the Duke Eye Institute, and as a Director of the U.S. Trust Company of North Carolina. He has been a Director of the Company since 1988, and in October 2000, was elected the Company’s Chairman of the Board. He is also a member of the Company’s Audit Committee and Compensation Committee (Chair).

      BRIAN R. PARKE, (54), President and Chief Executive Officer of Unifi, Inc., Greensboro, North Carolina. He became an employee of the Company in 1984, served as President of Unifi Textured Yarns Europe (UTYE) in Ireland from October 1997 until January 20, 1999, when he moved to the U.S. and became President and Chief Operating Officer of the Company. Since January 2000, he has been the President and Chief Executive Officer of the Company. He has been a Director of the Company since 1999.

      ROBERT A. WARD, (62), Unifi, Inc., Greensboro, North Carolina. He was an Executive Officer and Chief Financial Officer of the Company from 1971 to 1996, has served on various committees of the Board and has been a Director of the Company since 1971. He is a past Chair of the Board of Trustees of East Carolina University and past President of the Carolina’s Chapter of the Financial Executive Institute. He is currently a member of the Board of Directors of Mid Carolina Bank and the Lutheran Retirement Ministries of Alamance County Twin Lakes Center, a member of the Board of Trustees of Elon University, and a member of the Southern Area Advisory Board for Factory Mutual Insurance Company.

      G. ALFRED WEBSTER, (54), Executive Vice President of Unifi, Inc., Greensboro, North Carolina. He has been an officer of the Company since 1979, and a Director since 1986.

ELECTION OF CLASS 2 DIRECTORS

(Item 3 on the Proxy Card)

      If the Shareholders do not approve the Proposed Amendment, the three (3) nominees for Class 2 Directors with a term expiring at the 2005 Annual Meeting of Shareholders are William J. Armfield, IV, Charles R. Carter and Kenneth G. Langone; and R. Wiley Bourne, Jr., Sue W. Cole, J.B. Davis and Brian R. Parke will remain as Class 3 Directors with terms expiring at the 2003 Annual Meeting of Shareholders and Donald F. Orr, Robert A. Ward and G. Alfred Webster will remain as Class 1 Directors with terms expiring at the 2004 Annual Meeting of Shareholders.

      Set forth previously is the biographical information with respect to each of the nominees and continuing Directors listed above. In addition, as previously described, in the event of a vacancy in the slate of nominees occasioned by death or other unexpected occurrence, it is intended that the shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the person named in the proxy.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY DIRECTORS AND EXECUTIVE OFFICERS

      The following table presents information regarding the beneficial ownership of the Company’s common stock, within the meaning of applicable securities regulations, of all current Directors of the Company and the executive officers named in the Summary Compensation Table included herein, and of such Directors and all executive officers of the Company as a group, all as of September 4, 2002.

	Amount and Nature of	Percentage
Name	Beneficial Ownership(1)	of Class

Kenneth G. Langone (2)	2,205,000	4.1%
William J. Armfield, IV (3)	1,375,710	2.6%
Brian R. Parke (4)	396,846	(5)
G. Alfred Webster (6)	378,590	(5)
Charles R. Carter (7)	55,501	(5)
Donald F. Orr (8)	186,364	(5)
Robert A. Ward (9)	202,917	(5)
R. Wiley Bourne, Jr. (10)	21,320	(5)
J. B. Davis (11)	40,000	(5)
Sue W. Cole	10,000	(5)
Willis C. Moore, III (12)	186,486	(5)
Stewart Q. Little (13)	141,505	(5)
Michael E. Delaney (14)	68,046	(5)
All Directors and Executive Officers and Nominees for Directors (15)	5,522,159	10.0%

(1)	All shares are owned directly and with sole voting and dispositive power, except as otherwise noted.

(2)	Includes 10,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, 135,000 shares owned by Invemed Associates, LLC, in which Mr. Langone owns 81%, and 1,885,000 shares owned by Invemed Catalyst Fund, LLP managed by Invemed Catalyst General Partnership, LLC, of which Mr. Langone has voting power, which shares may be determined to be beneficially owned by him.

(3)	Includes 2,680 shares held in trust for the benefit of his children, which shares may be determined to be beneficially owned by him.

(4)	Includes 389,246 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of September 4, 2002, and 100 shares owned by his son who lives with him, which shares may be determined to be beneficially owned by him.

(5)	Represents less than one percent (1%) of the Company’s common stock.

(6)	Includes 230,338 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of September 4, 2002, and 39,339 shares held in trust for the benefit of his children, which shares may be determined to be beneficially owned by him.

(7)	Includes 35,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him.

(8)	Includes 35,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him, and 3,950 shares owned by the Orr Family Trust over which he has voting power, which shares may be determined to be beneficially owned by him.

(9)	Includes 125,906 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 77,011 shares owned jointly with his wife, which shares may be determined to be beneficially owned by him.

(10)	Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 1,320 shares owned by his wife over which he has voting rights, which shares may be determined to be beneficially owned by him.

(11)	Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 20,000 shares held by U.S. Trust Company over which he has sole voting and dispositive power, which shares may be determined to be beneficially owned by him.

(12)	Includes 173,635 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of September 4, 2002, which shares may be determined to be beneficially owned by him.

(13)	Includes 129,952 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of September 4, 2002, which shares may be determined to be beneficially owned by him.

(14)	Includes 60,552 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of September 4, 2002, which shares may be determined to be beneficially owned by him.

(15)	Includes 1,435,764 shares that they have the right to purchase within sixty (60) days after September 4, 2002, under stock options granted to them by the Company, which shares may be determined to be beneficially owned by them.

DIRECTORS’ COMPENSATION

      Each Director who is not an employee of the Company was paid, for serving on the Board during the fiscal year ended June 30, 2002, a retainer at the rate of $24,000 per annum and an additional $1,000 for each meeting of the Board of Directors attended, as well as being reimbursed for reasonable expenses incurred in attending those meetings. The Chairman of the Board of Directors is paid an additional annual compensation of $50,000, in addition to his regular director fee, for serving as Chairman of the Board of Directors. The Chairman of the Company’s Audit Committee and Corporate Governance Committee are paid additional annual compensation of $15,000 each, in addition to their regular directors fees for serving as Chairman of said Committees. Directors who are employees of the Company are paid an attendance fee of $1,000 for each meeting of the Board attended.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has three (3) standing committees: the Compensation Committee, the Audit Committee, and the Corporate Governance Committee. The Compensation Committee (composed of Messrs. Carter, Langone, Orr and Ms. Cole) met two times during the year. The Audit Committee (composed of Messrs. Orr, Bourne, and Armfield) met four times during the year. The Corporate Governance Committee (composed of Messrs. Carter, Bourne, and Davis) met two times during the year.

      The Board of Directors has no Nominating Committee; however, in relation to nominations, the Corporate Governance Committee recommends to the Board nominees for election as Directors. The Corporate Governance Committee will consider those recommendations by Shareholders which are submitted with biographical and business experience information to the Secretary of the Company, in compliance with the Shareholder Proposals provision, hereinafter set forth.

      The Compensation Committee’s duties include, reviewing and recommending compensation of principal officers, salary policy, benefit programs, and recommending and approving the granting of restricted stock and stock options to eligible persons under the 1999 Unifi, Inc. Long Term Incentive Plan (the “1999 Plan”).

      The Audit Committee’s function is to be aware of the financial reporting procedures of the Company, review with the independent auditors the plans and results of the audit engagement, and to investigate when called upon and recommend such changes as deemed desirable to the Board. The control over the financial reports of the Company is the function of Management and the objective of this committee is to act as liaison with the Board in a recommendation capacity. The Board of Directors has considered the independence of each member of the Audit Committee and has determined that each member is free from any relationship that would interfere with his exercise of independent judgment and that each member of the Audit Committee is “independent” as defined in the New York Stock Exchange Listed Company Manual.

      The Corporate Governance Committee’s duties include, considering candidates for the Board of Directors recommended by Shareholders, recommending candidates for membership on the Board and Board committees, overseeing matters of corporate governance, including Board performance, reviews and recommending compensation of non-employee Directors.

      The Board of Directors met four (4) times during fiscal year 2002. All Directors attended at least seventy-five percent (75%) of the meetings of the Board and the Committees of the Board during the period in which they served as a Director or a committee member.

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION IN COMPENSATION DECISIONS

      None of the members of the Compensation Committee, who are identified under the heading “Compensation Committee Report” in this proxy statement, were at any time officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under Securities and Exchange Commission regulations.

INSIDER TRANSACTIONS

      Mr. Langone is a Director, stockholder, and Chairman of the Executive Committee of Salem National Corporation. In fiscal year 2002, the Company paid Salem Leasing Corporation, a wholly owned subsidiary of Salem National Corporation, $3,420,385 on leases of tractors and trailers, and for services thereto. The terms of the Company’s leases with Salem Leasing Corporation are, in Management’s opinion, no less favorable than the Company would have been able to negotiate with an independent third party for similar equipment and services.

      Mr. Langone is Chairman of the Board of Directors, principal member, President and Chief Executive Officer of Invemed Associates, LLC, an investment firm. During fiscal year 2002, such firm performed certain advisory services for the Company. The fees of $75,000 paid to Invemed Associates, LLC during the fiscal year ended in 2002 were, in the opinion of Management, fair and reasonable and as favorable to the Company as could have been obtained from unrelated third parties.

      The Company, in relation to Mr. Parke’s move from Ireland to the United States to become the President and Chief Operating Officer of the Company, agreed to loan Mr. Parke, with the approval of the Board of Directors, sufficient funds for acquiring a home, making repairs and improvements thereto and other expenses relating to the move of him and his family to the United States. The loan amounted to $1,160,741, of which $749,203 was used to purchase the property known as 1510 Edgedale Road, Greensboro, North Carolina, and was evidenced by Mr. and Mrs. Parke’s Promissory Note to the Company for said amount, bearing interest at 6% per annum, payable annually with the unpaid principal amount of said Note and all accrued and unpaid interest being due and payable in full on May 1, 2002, and secured by a first deed of trust on said property. On January 23, 2002, the Board of Directors forgave this loan and any accrued interest thereon and “grossed-up” such amount as necessary to pay Mr. Parke’s tax obligations resulting from the forgiveness of the loan as additional compensation to Mr. Parke.

      On December 31, 2000, the Company made loans to Mr. Webster in the amount of $39,150, Mr. Delaney in the amount of $25,653, Mr. Moore in the amount of $41,851 and Mr. Little in the amount of $34,291 in connection with the payment of income taxes relating to stock awards granted to them under the 1999 Plan. These loans bear interest at a rate of 5.87% per annum and are evidenced by Promissory Notes that are payable as follows: (a) interest only on December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004; and (b) the principal of said loan plus all accrued interest on December 31, 2005.

      Effective January 1, 2000, the Company made a loan to Mr. Delaney in the amount of $27,352 in connection with the payment of income taxes relating to a stock award granted to him under the 1999 Plan. This loan bears interest at a rate of 6.20% per annum and is evidenced by a Promissory Note that is payable as follows: (a) interest only on December 30, 2000, December 30, 2001, December 30, 2002 and December 30, 2003; and (b) the principal of said loan plus all accrued interest on December 30, 2004.

      On October 21, 1999, the Company made loans to Mr. Parke in the amount of $37,758 and Mr. Webster, Mr. Moore and Mr. Little in the amount of $25,172 in connection with the payment of income taxes relating to stock awards granted to them under the 1999 Plan. These loans bear interest at a rate of 6.08% per annum and are evidenced by Promissory Notes that are payable as follows: (a) interest only on December 30, 2000, December 30, 2001, December 30, 2002 and December 30, 2003; and (b) the principal of said loan plus all accrued interest on December 30, 2004.

      The Company made a personal loan on October 22, 1999, to Mr. Little in the amount of $75,000. The loan is evidenced by a Promissory Note in the principal amount of $75,000 with interest at the rate of 6.5% per annum and is secured by the pledge of 5,000 shares of the Company’s common stock. The loan is payable as follows: (a) interest only on October 22, 2000, October 22, 2001 and October 22, 2002; and (b) the principal and interest of said loan payable in thirty-six (36) monthly installments of $2,298.68 each beginning on November 22, 2002.

AUDIT COMMITTEE REPORT

      The Company’s Audit Committee consists of three independent Directors and operates under a written charter adopted by the Board. The current members of the Audit Committee are William J. Armfield, IV, R. Wiley Bourne, Jr., who is the Committee Chair, and Donald F. Orr.

      The Company’s management is responsible for the Company’s internal controls and financial reporting. Ernst & Young LLP, the Company’s independent auditors, are responsible for auditing the Company’s annual consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes, and recommends to the Board for its approval a firm of certified independent accountants to be the Company’s independent auditors.

      To fulfill our responsibilities, we did the following:

•	We reviewed and discussed with the Company’s management and the independent auditors the Company’s consolidated financial statements for the fiscal year ended June 30, 2002.

•	We reviewed management’s representations to us that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

•	We discussed with the independent auditors the matters that Statement on Auditing Standards 61 (Codification of Statements on Accounting Standards) requires them to discuss with us, including matters related to the conduct of the audit of the Company’s consolidated financial statements.

•	We received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 relating to their independence from the Company and we have discussed with Ernst & Young LLP their independence from the Company.

•	Based on the discussions we had with management and the independent auditors, the independent auditors’ disclosures and letter to us, the representations of management to us and the report of the independent auditors, we recommended to the Board that the Company’s audited annual consolidated financial statements for fiscal year 2002 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission.

•	Ernst & Young LLP’s fees for the fiscal year ended June 30, 2002 were as follows:

Audit Fees	$289,209
Financial Information System Design and Implementation Fees	0
All Other Fees
- audit-related services, including fees for foreign statutory and benefit plan audits	75,197
- non-audit services, including tax services	38,775

TOTAL	$403,181

•	We considered whether Ernst & Young LLP’s provision of financial information systems design and implementation services and other non-audit services to the Company is compatible with Ernst & Young LLP maintaining their independence from the Company and concluded that it is.

Submitted by the Audit Committee of the Board:

R. Wiley Bourne, Chairperson
William J. Armfield, IV
Donald F. Orr

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      This report of the Compensation Committee of the Board of Directors sets forth the Company’s compensation policies with respect to the executives of the Company, including the named executives for whom specific compensation information is reported in the accompanying summary compensation tables.

      The Compensation Committee during fiscal year 2002 was composed of non-employee Directors. The Compensation Committee reviews and recommends to the Board of Directors the compensation of the employee Directors as well as other executive officers of the Company. Its duties also include the review of performance and approval of salaries and other types of compensation for senior management of the Company; advising senior management with respect to the range of compensation to be paid to other employees of the Company; and making recommendations to the full Board concerning benefit plans for the Company’s Directors, officers and employees, the granting of restricted stock and stock options under the 1999 Plan and recommending benefit programs and future objectives and goals of the Company.

IN GENERAL

      The Compensation Committee views executive compensation in three component parts: base salary; annual incentive compensation and long-term incentive compensation. The primary goals of the Compensation Committee in setting executive compensation are: (i) to ensure that the Company’s compensation program for executive officers attracts and retains qualified, talented, and highly motivated personnel, links executive compensation to corporate and individual performance, and is administered in an equitable manner; and (ii) to align the interest of the executives with those of our Shareholders and also with the Company’s performance.

      The annual and long-term incentive portions of the executive’s compensation are intended to achieve the Compensation Committee’s goal of aligning the executive’s interest with those of our Shareholders and with Company performance. These portions of an executive’s compensation are placed at risk and are linked to the accomplishment of specific results that are designated to benefit our Shareholders and the Company, both in the long and short term. As a result, during years of excellent performance, the executives are provided the opportunity to earn a higher competitive level of compensation and, conversely, in years of below average performance, their compensation may be below competitive levels.

      The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code on the Company’s executive compensation program. Section 162(m) denies a public company a deduction, except in limited circumstances, for compensation paid to “covered employees,” i.e., those employees named in the “Summary Compensation Table” below, to the extent such compensation exceeds $1,000,000. Based on its review of the likely impact of Section 162(m), the Compensation Committee may in the future recommend changes to the Company’s benefit plans in order to qualify compensation paid to covered employees for such exception.

BASE SALARIES

      The Compensation Committee recommends to the Board of Directors base salaries they think are fair and reasonable for the services rendered by the respective executive officers and to retain his or her services. The Compensation Committee evaluates the base salary of each of the executive officers on an annual basis, or more frequently if appropriate, and recommends to the entire Board any changes in such base salary levels. In making such evaluations and recommendations, the Compensation Committee considers the historical practices of the Company, the officer’s leadership and advancement of the Company’s long term strategy, plans and objectives, individual performance and contribution to the Company’s success and salary levels of other executives holding similar positions in certain other textile companies. Base salary adjustments are approved by the full Board. The base salary for Mr. Parke is covered by an agreement with the Company.

ANNUAL INCENTIVE COMPENSATION

      The Company rewards executives based on each fiscal year’s results and reflects a balance between overall corporate performance and performance of the specific areas of the Company under the individual’s control. The annual cash incentive compensation, in the form of bonuses, are based on subjective evaluation of the respective executive.

LONG-TERM INCENTIVE COMPENSATION

      The 1999 Plan was approved by the Shareholders of the Company at their 1999 Annual Meeting. The 1999 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock awards and/or performance-based awards.

      The Company also has four other stock option plans, to wit: the 1996 Incentive Stock Option Plan; the 1996 Non-Qualified Stock Option Plan; the 1992 Incentive Stock Option Plan; and the 1987 Non-Qualified Stock Option Plan. No additional options will be granted under any of the aforesaid four option plans however, all outstanding option grants remain in full force and effect under their respective terms.

      Stock Options — Stock options provide incentive for the creation of Shareholder value over the long term since the full benefit of an executive officer’s compensation package cannot be realized unless Company common stock appreciates in value during the term of the option. All stock options granted under the 1999 Plan during the fiscal year had an exercise price equal to the fair market value of said stock on the date of grant. See footnote (1) to the table entitled “Option Grants in Fiscal Year 2002” for a discussion of the dates options granted during fiscal year 2002 become exercisable. Unless otherwise provided, options may be exercised until the earlier of ten (10) years from the date of grant or, as to the number of shares then exercisable, upon the termination of employment of the participant other than by death, disability, retirement, or change of control, when all options vest.

      Restricted Stock — Restricted stock is granted from time to time to executive officers, primarily for purposes of retention. Restricted stock is subject to forfeiture and may not be disposed of by the recipient until certain restrictions established by the Compensation Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of their services. No restricted stock awards were granted during the last fiscal year.

2002 COMPENSATION FOR CHIEF EXECUTIVE OFFICER

      Compensation paid to Mr. Parke as CEO of the Company during the fiscal year was based on the same factors generally applicable to compensation paid to other executives of the Company. Mr. Parke’s base salary was $750,000 (as provided in his employment agreement with the Company). Mr. Parke received additional compensation equal to $2,150,241 during the fiscal year which represented the principal and interest of a loan from the Company to Mr. Parke which was forgiven and the “gross up” of such amount necessary to pay Mr. Parke’s tax obligation due to the forgiveness of the loan. The additional compensation paid to Mr. Parke during the fiscal year reflects primarily the Compensation Committee’s evaluation of Mr. Parke’s superior performance. The Board of Directors granted Mr. Parke stock options to purchase 250,000 shares of Company common stock at a per share exercise price of $7.33, the fair market value on the date of grant, under the 1999 Plan.

COMMITTEE’S JUDGMENT

      It is the judgment of the Compensation Committee that in fiscal 2002, and for the three fiscal years ending June 30, 2002, the total compensation to the executives was appropriate for the performance of the Company and to retain and motivate such executives in the future.

Submitted by the Compensation Committee of the Board:

Donald F. Orr, Chairman
Charles R. Carter
Sue W. Cole
Kenneth G. Langone

EXECUTIVE OFFICERS AND THEIR COMPENSATION

      The following Summary Compensation Table shows the compensation of the Chief Executive Officer (“CEO”) and our four other most highly compensated executive officers during fiscal year 2002 (the “named executive officers”), for the past three fiscal years.

UNIFI, INC. SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation
					Restricted	Securities		All Other
				Other Annual	Stock	Underlying		Compensation
Name and Principal Position	Year	Salary	Bonus	Compensations(1)	Awards($)	Options/SARs(#)		($)(2)

Brian R. Parke	2002	$750,000	$2,150,241	$12,141	$—	250,000	(3)	$19,112
President, CEO	2001	$750,000	$—	$4,415	$—	—		$16,628
and Director	2000	$541,670	$—	$18,310	$83,906	268,159	(4)	$24,415

Willis C. Moore, III	2002	$365,007	$15,000	$7,987	$—	125,000	(3)	$11,329
Executive Vice President	2001	$350,004	$—	$7,197	$93,003	—		$9,342
and Chief Financial Officer	2000	$310,000	$—	$20,266	$55,938	83,131	(4)	$17,866

G. Alfred Webster	2002	$365,007	$15,000	$909	$—	125,000	(3)	$13,849
Executive Vice President	2001	$350,004	$—	$6,047	$87,000	—		$16,593
and Director	2000	$260,000	$—	$16,093	$55,938	69,722	(4)	$24,376

Michael E. Delaney (5)	2002	$247,506	$12,000	$3,342	$—	115,000	(3)	$8,175
Senior Vice President	2001	$240,000	$—	$5,261	$57,007	—		$8,714
	2000	$112,500	$—	$62,392	$60,782	55,527	(4)	$—

Stewart Q. Little	2002	$253,752	$10,000	$2,501	$—	65,000	(3)	$8,756
Senior Vice President	2001	$250,008	$—	$8,551	$76,201	—		$9,504
	2000	$225,000	$—	$21,680	$55,938	60,336	(4)	$18,176

Footnotes:

(1)	As permitted by the Securities and Exchange Commission’s rules regarding disclosure of executive compensation in proxy statements, this column excludes perquisites and other personal benefits of the named executive officer if their total cost does not exceed the lesser of (i) 10% of the sum of the amounts of salary and bonus for the named executive officer, or (ii) $50,000. The amounts reported under “Other Annual Compensation” are amounts reimbursed during the fiscal year for the payment of taxes with regard to personal travel.

(2)	The components of the amounts shown in this column consists of the following: (i) a director’s fee in 2002, 2001 and 2000, respectively, for Mr. Parke of $5,000, $6,000 and $5,000; and Mr. Webster of $5,000, $6,000 and $5,000; (ii) payments of the Company’s portion of the premiums on the split-dollar life and other life insurance in 2002, 2001, and 2000, respectively, amounted to: Mr. Parke — $6,112, $1,932 and $2,327; Mr. Moore — $1,954, $882 and $1,242; Mr. Webster — $3,453, $1,882 and $2,259; Mr. Delaney $1,091, $342 and $0; and Mr. Little — $1,689, $764 and $1,001; and (iii) allocation of the Company’s contribution to the Profit Sharing Plan or Retirement Savings Plan in 2002, 2001 and 2000, respectively to: Mr. Parke — $8,000, $8,696 and $17,088; Mr. Moore — $9,375, $8,460 and $16,624; Mr. Webster — $5,396, $8,711, and $17,117; Mr. Delaney — $7,084, $8,372 and $0; and Mr. Little — $7,067, $8,740 and $17,175.

(3)	Amounts in this column reflect the number of stock options granted during the fiscal year to the listed individuals.

(4)	Amounts reflect the number of stock options granted to the listed individuals in fiscal 2000 under the 1999 Plan. These stock options vest 20% per year on the anniversary of the grant date for five (5) years.

(5)	Mr. Delaney was hired on January 1, 2000.

OPTION GRANTS IN FISCAL YEAR 2002

Individual Grants

					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates
	Securities	Total Options/			of Stock Price Appreciation
	Underlying	SARs Granted	Exercise		for Option Term(3)
	Options/SARs	to Employees	or Base
	Granted	in Fiscal	Price	Expiration	5%	10%
Name	(#)(1)	Year(2)	($/sh)	Date	($)	($)

Parke	250,000	11.8%	$7.33	1/23/12	$1,152,500	$2,920,000

Moore	25,000	1.2%	$7.48	10/2/11	$117,500	$298,000
	100,000	4.7%	$7.33	1/23/12	$461,000	$1,168,000

Webster	25,000	1.2%	$7.48	10/2/11	$117,500	$298,000
	100,000	4.7%	$7.33	1/23/12	$461,000	$1,168,000

Delaney	15,000	0.7%	$7.48	10/2/11	$70,500	$178,800
	100,000	4.7%	$7.33	1/23/12	$461,000	$1,168,000

Little	15,000	0.7%	$7.48	10/2/11	$70,500	$178,800
	50,000	2.4%	$7.33	1/23/12	$230,500	$584,000

Footnotes:

(1)	Stock options granted under the 1999 Plan on October 2, 2001, are exercisable as follows: one-sixth immediately, one-sixth on October 2, 2002, one-sixth on October 2, 2003, one-sixth on October 2, 2004, one-sixth on October 2, 2005 and one-sixth on October 2, 2006. Stock options granted under the 1999 Plan on January 23, 2002, are exercisable as follows: one-third immediately, one-third on January 23, 2003 and one-third on January 23, 2004.

(2)	Based upon options to purchase 2,113,652 shares granted to all employees during fiscal year 2002.

(3)	The amounts represent assumed rates of appreciation in the price of Company common stock during the terms of the options in accordance with the rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the actual future price of the Company common stock. The 5% rate of appreciation of the $7.33 and $7.48 exercise prices over the option term results in pro forma prices per share of $11.94 and $12.18, respectively. The 10% rate of appreciation of the $7.33 and $7.48 exercise prices over the option term results in pro forma prices per share of $19.01 and $19.40, respectively. There is no representation that the rates of appreciation reflected in this table will be achieved.

OPTION EXERCISES AND OPTION/SAR VALUES

      The net value realized upon the exercise in fiscal year 2002 of previously granted options and the number and value of unexercised options are shown in the following table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options/SARs		In-the-Money Options/SARs
	Shares Acquired	Value	at Year End		at Year End(1)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Parke	0	$0	335,614	327,545	$297,560	$594,941
Moore	0	$0	152,841	137,371	$133,272	$309,228
Webster	0	$0	212,226	129,326	$133,272	$309,228
Delaney	0	$0	58,052	112,475	$127,574	$280,726
Little	0	$0	115,384	82,030	$68,062	$161,738

Footnotes:

(1)	The fair market value of the Company’s common stock at fiscal year-end, June 30, 2002, was $10.90. An option is “in-the-money” if the market value of the common stock exceeds the exercise price.

EMPLOYMENT AND TERMINATION AGREEMENTS

Agreement with Mr. Parke

      Pursuant to an employment agreement between the Company and Mr. Parke effective January 23, 2002, Mr. Parke is employed by the Company as its President and Chief Executive Officer for a rolling three (3) year term which is automatically extended on a day by day basis until such date as either the Company or Mr. Parke shall terminate the automatic extensions by providing proper notice to the other. Under the terms of the agreement, Mr. Parke will receive an annual base salary of at least $750,000, plus any other additional compensation or bonuses in the Board’s discretion. In addition, Mr. Parke is entitled to participate in any benefit plans offered to other senior executives of the Company on terms no less favorable than offered to other executives.

Change of Control Agreement with Mr. Webster

      Effective October 26, 2000, the Company entered into a Change of Control Agreement with Mr. Webster. The agreement provides that if Mr. Webster’s employment is terminated involuntarily, other than by death or disability or cause, or voluntarily, other than for good reason, after a change in control of the Company, Mr. Webster may receive certain benefits. The present value of the benefits will be 2.99 times Mr. Webster’s average annual taxable compensation paid during the five (5) calendar years preceding the change in control of the Company, limited to the amount deductible by the Company and as may be subject to excise taxes under the Internal Revenue Code, all as determined by the Company’s independent certified public accountants, whose decision shall be binding upon the Company and Mr. Webster. A change in control is deemed to occur if someone acquires twenty percent (20%) or more of the outstanding voting stock of the Company, or if there is a change in the majority of Directors under specified conditions within a two (2) year period. The benefits under this Change of Control Agreement are contingent and therefore not reported under the Summary Compensation Table.

Change of Control Agreement with Other Officers

      Effective January 23, 2002, the Company entered into Change of Control Agreements with Thomas H. Caudle, Jr., Senior Vice President of Manufacturing, Michael E. Delaney, Senior Vice President of Business Development, Stewart Q. Little, Senior Vice President of Customer Development, Willis C. Moore, III, Executive Vice President and C.F.O., Ottis L. Gordon, Senior Vice President of Product Development, Benny L. Holder, Vice President and C.I.O.; and Charles F. McCoy, Vice President, Secretary, & General Counsel (collectively referred to as the “Officers”). These agreements provide that if the Officer’s employment is terminated involuntarily, other than by death or disability or cause, or voluntarily, other than for good reason, after a change in control of the Company, the Officers may receive certain benefits. The present value of the benefits will be 2.99 times the Officers, average annual taxable compensation paid during the five (5) calendar years preceding the change in control of the Company, limited to the amount deductible by the Company and as may be subject to excise taxes under the Internal Revenue Code, all as determined by the Company’s independent certified public accountants, whose decision shall be binding upon the Company and the Officers. These benefits will be paid to the Officers over a twenty-four (24) month period. A change in control is deemed to occur if someone acquires twenty percent (20%) or more of the outstanding voting stock of the Company, or if there is a change in the majority of Directors under specified conditions within a two (2) year period. The benefits under these Change of Control Agreements are contingent and therefore not reported under the Summary Compensation Table.

PERFORMANCE GRAPH — SHAREHOLDER RETURN ON COMMON STOCK

Comparison of 5-Year Cumulative Total Return*

Among Unifi, Inc., the NYSE Composite Index and a Peer Group

Company	June 1997	June 1998	June 1999	June 2000	June 2001	June 2002

Unifi, Inc.	$100.00	$94.23	$50.90	$34.56	$21.87	$29.99
NYSE Composite	$100.00	$124.66	$134.54	$138.13	$134.98	$115.06
Peer Group	$100.00	$120.22	$88.37	$54.60	$59.44	$91.12

*	$100 invested on June 29, 1997 in stock or on June 29, 1997 in index — including reinvestment of dividends.

NEW YORK STOCK EXCHANGE

      The Company’s common stock trades on the New York Stock Exchange (NYSE) under the symbol “UFI”, with the closing price of said stock on September 4, 2002, being $8.00 per share.

INFORMATION RELATING TO THE COMPANY’S

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      It is the practice of the Board of Directors, pursuant to the recommendation of the Company’s Audit Committee, to select the Company’s independent auditors for the current fiscal year at the meeting of the Board of Directors immediately following the Annual Meeting of Shareholders. Ernst & Young LLP was selected as the Company’s independent auditors for fiscal year ended June 30, 2002. Ernst & Young, LLP has been the Company’s independent auditors since 1990. Representatives of Ernst & Young LLP will attend the Annual Meeting of Shareholders. They will have the opportunity to make a statement if they so desire and to answer appropriate questions from Shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and any person who owns more than ten percent of the Company’s stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) reports they filed.

      To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representation that no other reports were required, all such Section 16(a) filing requirements have been made during fiscal year ended June 30, 2002.

SHAREHOLDER PROPOSALS

      The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for its 2003 Annual Meeting of Shareholders is May 26, 2003. Any shareholder proposal to be submitted at the 2003 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement), must be received by August 9, 2003, or such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by us may exercise discretionary voting authority with respect to such proposal. Proposals which Shareholders intend to present at the Company’s 2003 Annual Meeting of Shareholders or wish to have included in the Company’s proxy materials should be sent registered, certified or express mail to Charles F. McCoy, Vice President, Secretary and General Counsel of the Company, at 7201 West Friendly Avenue, Greensboro, North Carolina, 27410.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

      The Securities and Exchange Commission recently approved a new rule concerning the delivery of annual reports and proxy statements. It permits registrants to send a single set of these reports to any household at which two or more Shareholders reside if the registrant believes they are members of the same family. Each Shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information Shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a limited number of brokerage firms have instituted householding which may impact certain beneficial owners of Company common stock. If your family has multiple accounts by which you hold Company common stock, you may have received householding notification from your broker earlier this year. Please contact your broker directly if you have any questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports. Those options are available to you at any time.

ANNUAL REPORT

      The 2002 Annual Report on Form 10-K of the Company, including financial statements, accompanies this Proxy Statement.

OTHER MATTERS

      The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors

Charles F. McCoy
Vice President, Secretary & General Counsel

Greensboro, North Carolina
September 23, 2002

EXHIBIT A

ARTICLE SEVENTH TO THE RESTATED CERTIFICATE OF INCORPORATION

      Effective with the 2002 Annual Meeting of Shareholders, the Restated Certificate of Incorporation of the Company is amended by deleting Article Seventh in its entirety and replacing it with the following:

ARTICLE SEVENTH

The number of Directors shall be fixed in the By-Laws but in no case shall be less than nine (9), but this number may be increased and subsequently increased or decreased from time to time by the affirmative vote of the majority of the Board, except that the number of Directors shall not be less than nine (9). A Director shall hold office until his successor shall be elected and qualified, subject to prior death, resignation, retirement, or removal from office.

Newly created directorships resulting from an increase in the number of Directors and vacancies caused by death, resignation, retirement or removal from office, may be filled by the vote of a majority of the Directors remaining in office. Any Director elected by the Board to fill a vacancy shall serve until the next meeting of the Shareholders, at which the election of Directors is in the regular order of business, and until his successor is elected and qualified. In no case will a decrease in the number of Directors shorten the term of an incumbent Director.

APPENDIX A

UNIFI, INC.

ANNUAL MEETING, OCTOBER 23, 2002

PLEASE DATE, SIGN AND DETACH THE PROXY CARD BELOW, AND

RETURN IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:

UNIFI, INC.

C/O FIRST UNION NATIONAL BANK
PROXY TABULATION
P.O. BOX 217950
CHARLOTTE, NC 28254-3556

- FOLD AND DETACH HERE -

The undersigned hereby appoints Willis C. Moore, III and Charles F. McCoy, or either of them, with full power of substitution, as attorneys and proxies to represent and vote all shares of Unifi, Inc. Common Stock which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held at the Company’s corporate headquarters at 7201 West Friendly Avenue, in Greensboro, North Carolina, on Wednesday, October 23, 2002, at 10:00 A.M. Eastern Daylight Savings Time, and any adjournment or adjournments thereof as follows:

PROPOSAL NO. 1 — To adopt and approve the amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors so that each Director would stand for re-election on an annual basis:

☐  FOR             ☐  AGAINST             ☐  ABSTAIN

PROPOSAL NO. 2 — If Proposal No. 1 is adopted, to elect the ten (10) directors listed below to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified:

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES: William J. Armfield, IV, R. Wiley Bourne, Jr., Charles R. Carter, Sue W. Cole, J.B. Davis, Kenneth G. Langone, Donald F. Orr, Brian R. Parke, Robert A. Ward, G. Alfred Webster

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

PROPOSAL NO. 3 — If Proposal No. 1 is not adopted, to elect three (3) Class 2 Directors to serve until their terms expire at the 2005 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified:

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

CLASS 2 NOMINEES: William J. Armfield, IV, Charles R. Carter, Kenneth G. Langone

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

UNIFI, INC.

ANNUAL MEETING, OCTOBER 23, 2002

PLEASE DATE, SIGN AND DETACH THE PROXY CARD BELOW, AND

RETURN IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:

UNIFI, INC.

C/O FIRST UNION NATIONAL BANK
PROXY TABULATION
P.O. BOX 217950
CHARLOTTE, NC 28254-3556

- FOLD AND DETACH HERE -

The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR PROPOSAL NO. 1 AND FOR EACH OF THE BOARD OF DIRECTORS’ NOMINEES FOR DIRECTORS SPECIFIED IN PROPOSAL NO. 2 (IF PROPOSAL NO. 1 IS APPROVED) OR PROPOSAL NO. 3 (IF PROPOSAL NO. 1 IS NOT APPROVED), UNLESS A CONTRARY CHOICE IS SPECIFIED, IN WHICH CASE THE PROXY WILL BE VOTED AS SPECIFIED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated September 23, 2002, and the Proxy Statement furnished therewith.

    Dated this ______ day of ____________ , 2002.

__________________________________(SEAL)
__________________________________(SEAL)

NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing. If the signer is a corporation, please sign in full corporate name, by duly authorized officer.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.